Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169050) of Envestnet, Inc. of our report dated June 4, 2012, relating to the consolidated financial statements of Tamarac, Inc., which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Seattle, Washington

July 12, 2012